UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 10, 2006, we issued a press release announcing our financial results for the second quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization. We define Adjusted EBITDA for the periods presented as EBITDA as adjusted for the fee paid in connection with the termination of a management services agreement that was recorded in the three month period ended March 31, 2006. We define Adjusted EBITDA for our 2006 annual guidance as EBITDA adjusted for (1) the fee paid in connection with the termination of a management services agreement that was recorded in the three month period ended March 31, 2006 and (2) the estimated loss to be recorded in the third quarter ended September 30, 2006 on the early extinguishment of debt in connection with our debt restructuring which was completed on August 4, 2006.

We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company's overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider these measures in isolation, or as substitutes for analysis of our results as reported under GAAP. We find EBITDA and Adjusted EBITDA useful tools to assist us in evaluating performance because they eliminate items related to capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA and Adjusted EBITDA are interest expense, income taxes, depreciation of fixed assets, which includes rental equipment and property and equipment, and amortization of intangible assets and, in the case of Adjusted EBITDA, as EBITDA as adjusted for the management services agreement termination fee (and in the case of Adjusted EBITDA for our 2006 annual guidance, the estimated loss to be recorded in the third quarter ended September 30, 2006 on the early extinguishment of debt). However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated August 10, 2006, announcing earnings for the second quarter ended June 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

August 10, 2006	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 10, 2006, announcing earnings for the second quarter ended June 30, 2006.